EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

COREY M. HOROWITZ, CHAIRMAN
NETWORK-1 SECURITY SOLUTIONS, INC.
212-829-5770


                     NETWORK-1 REPORTS THIRD QUARTER RESULTS


     NEW YORK, November 14, 2006--Network-1 Security Solutions, Inc. (OTC:
NSSI.OB ) today announced financial results for the third quarter ended September 30, 2006.

     Network-1 reported a net loss of ($440,000) or $(.02) per share for the third quarter ended September 30, 2006 as compared to a net loss of ($320,000) or $(.02) per share for the third quarter ended September 30, 2005. Network-1 had no revenues during the quarter ended September 30, 2006.


     The Company had no revenues for the nine months ended September 30, 2006. Network-1 reported a net loss for the nine months ended September 30, 2006 of $(1,056,000) or $(0.06) per share, compared with a net loss of $(1,286,000), or $(0.07) per share for the nine months ended September 30, 2005.


     At September 30, 2006, the Company had approximately $2,129,000 in cash and cash equivalents which management believes will be sufficient to fund its operations until December 2007, although there is no assurance that Network-1 will have sufficient capital through such date.

     Network-1's patent infringement litigation against D-Link Systems Inc. and its corporate parent D-Link Corporation, Inc. of Taiwan involving the Company's Remote Power Patent is proceeding on a timely basis in the United States District Court for the Eastern District of Texas, Tyler Division. A Markman hearing was held on September 19 and a decision is pending.

     The Remote Power Patent relates to, among other things, the delivery of power over Ethernet cables in order to remotely power network connected devices including, among others, wireless switches, wireless access points, RFID card readers, VOIP telephones and network cameras. In June 2003, the Institute of Electrical and Electronic Engineers (IEEE) approved the IEEE 802.3af Power over Ethernet ("PoE") standard (the "Standard") which has led to the rapid adoption of PoE. According to industry analysts, annual revenues for several of the markets adopting this technology each exceed or are projected to exceed $1 billion.

About Network-1 Security Solutions, Inc.

Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. The Company owns six patents covering various telecommunications and data networking technologies. As part of its business strategy it is offering licenses to third parties who Network-1 believes could benefit from the technologies covered by its Remote Power Patent.


THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S BUSINESS PLANS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES AS DISCLOSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2006 INCLUDING, AMONG OTHERS, THE ABILITY OF NETWORK-1 TO OBTAIN LICENSE AGREEMENTS FROM THIRD PARTIES FOR ITS PATENT PORTFOLIO, UNCERTAINTY OF PATENT LITIGATION, THE COMPANY'S ABILITY TO ACHIEVE REVENUES AND PROFITS FROM ITS PATENT PORTFOLIO, THE COMPANY'S ABILITY TO RAISE CAPITAL WHEN NEEDED, FUTURE ECONOMIC CONDITIONS AND TECHNOLOGY CHANGES AND LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS. EXCEPT AS OTHERWISE REQUIRED TO BE DISCLOSED IN PERIODIC REPORTS, THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.

INVESTOR CONTACT:

     Alliance Advisors, LLC
     Alan Sheinwald, 914-244-0062
     asheinwald@allianceadvisors.net




The condensed statements of operations and condensed balance sheet are attached.

NETWORK-1 SECURITY SOLUTIONS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                                      SEPTEMBER 30,                 SEPTEMBER 30,
                                                ------------------------    --------------------------
                                                   2006          2005           2006           2005
                                                ----------    ----------    -----------    -----------
Operating expenses:
  General and administrative                    $  459,000    $  329,000    $ 1,105,000    $   809,000
  Patent Costs                                                                                 500,000

LOSS BEFORE INTEREST INCOME                       (459,000)     (329,000)    (1,105,000)    (1,309,000)
Interest income - net                               19,000         9,000         49,000         29,000
                                                ----------    ----------    -----------    -----------

Net Loss                                          (440,000)     (320,000)    (1,056,000)    (1,280,000)
                                                ==========    ==========    ===========    ===========

Deemed dividend on additional warrant
antidilutution adjustment                                                                       (6,000)


Net loss attributable to common stockholders    $ (440,000)   $ (320,000)   $(1,056,000)   $(1,286,000)
                                                ----------    ----------    -----------    -----------

Loss per common share: basic and diluted        $    (0.02)   $    (0.02)   $     (0.07)   $     (0.07)
                                                ==========    ==========    ===========    ===========

Weighted average shares: basic and diluted      19,208,474    17,697,572     18,702,034     17,671,198
                                                ==========    ==========    ===========    ===========

CONDENSED BALANCE SHEET AS OF 09/30/06


   Cash and cash equivalents                    $2,129,000
                                                ==========

   Total current assets                         $2,145,000
                                                ==========

   Total assets                                 $2,232,000
                                                ==========

   Total current liabilities                    $  251,000
                                                ==========

   Total stockholders' equity                   $1,981,000
                                                ==========